Exhibit 99.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

John R. Lyon and Stephen A. Gorgol hereby certify that:

1.  They are the Chief Executive Officer and Chief Financial Officer, respectively, of Vista Medical Technologies, Inc. (“Vista”).

2.  The Form 10-Q report of Vista that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3.  The information contained in the Form 10-Q report of Vista that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Vista.

Dated:  August 13, 2002

/s/ John R. Lyon
John R. Lyon,
President, Chief Executive Officer and Director

/s/ Stephen A. Gorgol
Stephen A. Gorgol,
Vice President of Finance, Chief Financial Officer and Secretary